CERTIFICATE

          As required by 18 U.S.C. Section 1350, (as amended by Section 906 of the Sarbanes-Oxley act of 2002), I certify that:

          (1)         The Quarterly Report of Bedford Holdings, Inc. for the quarterly period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)          The information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leon Zapoll

Leon Zapoll

Chief Executive Officer and

Chief Financial Officer

May 20, 2003